THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                     [Letterhead of Schmalbach-Lubeca]










                                                         September 10, 1997



Mr. Edward J. Lauth, III
AquaPenn Spring Water Company
One AquaPenn Drive
Milesburg, Pennsylvania  16853

     Re: J. King 2/13/96 Terms of Agreement Letter

Dear Ed,

This letter sets forth the basic terms of agreement between AquaPenn and Schmalbach-Lubeca (formerly Johnson Controls). Details of the on-site operation and responsibilities of the parties have been agreed to within Agreement of Lease.

     o    TERM
               The agreement is for 100% of AquaPenn's bottle requirements at Milesburg, Pennsylvania for five years, effective April 1, 1996 through March 31, 2001. For the first two years of the agreement, Schmalbach-Lubeca will be the exclusive supplier to AquaPenn and AquaPenn will not consider competitive offers. The 100% bottle requirements are based on the sizes listed below.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


     o    PRICING
               Base bare bottle, per 1,000, delivered as of 9/1/97:

               Item           Gram Weight                   Price
               ----           -----------                   -----
               8 ounce        16 gram                       [     ]
               12 ounce       24 gram                       [     ]
               0.5 liter      24 gram                       [     ]
               20/24.9 liter  27 gram                       [     ]
               1 liter/
               40 ounce       37.8 gram                     [     ]
               1.5 liter      41.7 gram                     [     ]

     o    PAYMENT TERMS
               Net 30 days.

     o    RESIN
               30-day notice for the purpose of establishing adjustments to base bare bottle pricing, either increases or decreases, due to a change in the price of resin. The resin escalator/de-escalator used will be: 2.2 x gram weight of the bottle x cents per pound change in resin pricing.

     o    VOLUME - YEAR 1
               12 ounce                  [  ]
               0.5 liter                 [  ]
               20 ounce                  [  ]
               1 liter                   [  ]
               1.5 liter                 [  ]

     o    MANUFACTURING

               Schmalbach-Lubeca will manufacture bottles on-site and off-line in space supplied by AquaPenn. Bottles will be palletized for delivery to the filling line. Details will be finalized when on-site proposal is finalized.

     o    CONTAINERS

               Schmalbach-Lubeca will develop 1 liter and 1.5 liter bottle designs for the Milesburg, Pennsylvania facility to match AquaPenn's 20 ounce bottle design. Blow molds for these containers will be paid for by Schmalbach-Lubeca providing standard existing preforms can be utilized. Timing will be discussed.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


     o    LIGHTWEIGHTING
               Efforts will be made to reduce the gram weight of the containers. The resulting cost savings will be distributed as follows:

               If AquaPenn chooses to pay for [
                                                   ] savings will be
               passed through to AquaPenn.
                                    OR

               Resin savings will be shared [
                                  ] after Schmalbach-Lubeca
               recoups the cost of the tooling.

     o    [
                                                             ].

     o    PARTNERSHIP TEAMS
               A formalized process will be developed to establish partnership teams at both the executive level and the plant level of our respective companies. These teams will meet regularly to identify mutual areas where attention should be focused. They will discuss, among other things, improving communications, quality, operation enhancements, and system-wide cost reductions. Cost reductions will be [ ].

     o    QUALITY AND SERVICE
               Schmalbach-Lubeca agrees that it will provide PET containers to AquaPenn that will be merchantable and fit for the purchase for which they are intended and will be free from defects in materials and workmanship.

     o    FORCE MAJEURE
               Neither party shall be liable for failure or delay in performance under this agreement due in whole or part to causes such as an act of God, strike, lockout or other labor dispute, civil commotion, sabotage, fire, flood, explosion, acts of government, unforeseen shortages or unavailability of fuel, power, transportation, raw materials or supplies, inability to obtain or delay in obtaining necessary equipment or governmental approval, permits, licenses or allocations, and any other causes which are not within the reasonable control of the party affected, whether or not of the kind specifically enumerated above.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


               Either party affected by such circumstances shall give written notice thereof to the other party. During any such period, Schmalbach-Lubeca shall allocate its available supply among its customers in the same proportion as existed before the occurrence of any such circumstances. Performance of this agreement shall be resumed as quickly as reasonably possible after the party affected by such circumstances has notified the other party that the condition(s) is/are remedied.

Please indicate your agreement to the above terms and conditions by signing in the space provided below and return an originally signed copy.

Sincerely,
SCHMALBACH-LUBECA PLASTIC CONTAINERS USA, INC.


/s/ W.J. O'Connell

William J. O'Connell
Eastern Regional Sales Manager



                                        Schmalbach-Lubeca Plastic
AquaPenn Spring Water Company           Containers USA, Inc.

By: /s/Geoffrey F. Feidelberg           By: /s/ Thomas C. Hansen
    -------------------------               --------------------------

Name: Geoffrey F. Feidelberg            Name:   Thomas C. Hansen
      -----------------------                 ------------------------

Title: Chief Operating Officer          Title: Vice President Sales &
       ----------------------                  -----------------------
                                             Marketing
                                             ---------
Date:    10/7/97                        Date: 9/12/97
      -----------------------                 ------------------------



TH/sc


cc:  J. Pell
     R. Johnson


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